U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 31, 2008

ZORO MINING CORP.
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(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA
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(State or other Jurisdiction as Specified in Charter)

333-127388                                                N/A
             _________________              _________________________
                (Commission file number)           (I.R.S. Employer Identification No.)

3430 East Sunrise Drive, Suite 120
Tucson, Arizona 85718
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(Address of Principal Executive Offices)

520.299.0390
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(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
        CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
       CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation of Executive Officer/Appointment of Directors and Executive Officer

Effective on March 31, 2008, the board of directors of Zoro Mining Corp., a Nevada corporation (the “Company”), accepted the resignation of David Hackman as the Secretary of the Company. Mr. Hackman will remain as Vice-President of Exploration, and a director on the Company’s board of directors. On the same date, the board of directors of the Company appointed Ms. Jodi Henderson as the Secretary and Treasurer of the Company.

The biography of Ms. Henderson is as follows:

Jodi Henderson, Secretary and Treasurer.  Ms. Henderson has been engaged in the management of publicly held companies for approximately ten years during which she has gained board, administration and finance management experience. From approximately September 2007 to the current date, Ms. Henderson is the director of operations for Kriyah Consultants, LLC, an administration company that manages publicly held mining exploration companies. Prior to her appointment to Kriyah Consultants, Inc. and during 2006, she managed the administration and marketing for the International Mining & Metals Group of CB Richard Ellis. Ms. Henderson was also a director for the Tucson Museum of Art from 2002 to 2005.

Ms. Henderson received a degree in applied mathematics from Indiana State University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Not Applicable.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       Zoro Mining Corp.

Date:  April 9, 2008               By:/s/ Andrew Brodkey
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Andrew Brodkey
President/Chief Executive Officer